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                                                                   Exhibit 23.14

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2000, with respect to the consolidated financial statements of Falcon Communications, L.P. included in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-77499) and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,532,000,000 of Senior Notes and Senior Discount Notes.



     We also consent to the use of our report dated March 2, 2000, with respect to the combined financial statements of CC VII Holdings, LLC - Falcon Systems not separately included in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-77499) and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,532,000,000 of Senior Notes and Senior Discount Notes.




                                       /s/ ERNST & YOUNG LLP


Los Angeles, California
April 14, 2000